Exhibit 10.1

FUSE ENTERPRISES INC.

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (the “Agreement”), is made as of the 19th day of December, 2016, by and between Fuse Enterprises Inc., a Nevada corporation (the “Company”), and Landbond Home Limited, a company organized under the laws of Samoa (“Purchaser”).
RECITALS
A.           Landbond Home Limited owns 60.9% of issued and outstanding shares of common stock of the Company.
B.          To provide the Company with capital, the Company is offering a convertible promissory note in the amount of $6,869,817.60 (the “Note”).
B.          Purchaser desires to purchase the Note in substantially the form attached to this Agreement as Exhibit A. The Note shall be convertible on the terms stated therein into equity securities of the Company.  The Note and the equity securities issuable upon conversion or exercise thereof (and the securities issuable upon conversion of such equity securities) are collectively referred to herein as the “Securities”.
AGREEMENT
In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:
1.          Purchase and Sale of the Note.
(a)          Sale and Issuance of the Note.  Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to Purchaser, a Note in the principal amount of $6,869,817.60.  The purchase price of the Note shall be equal to one hundred percent (100%) of the principal amount of the Note.
(b)          Closing; Delivery.
(i)          The purchase and sale of the Note shall take place at such time and place as the Company and Purchaser may agree upon (which time and place are designated as the “Closing”).
(ii)          At the Closing, i) the Company shall deliver to Purchaser the Note against payment of the purchase price by the Purchaser and the signature pages to this Agreement and the Note, and ii) the Purchaser shall deliver to the Company the payment of the purchase price therefor by wire transfer to a bank designated by the Company, the signature page to this Agreement and  if requested by the Company, a validly completed and executed IRS

Form W-8 BEN or IRS Form W-9, as applicable, establishing Purchaser’s exemption from withholding tax.
2.          Additional Agreements.  Purchaser understands and agrees that the conversion of the Note into equity securities of the Company may require Purchaser’s execution of certain documents relating to the purchase and sale of such securities as well as any rights relating to such equity securities and agrees to promptly execute such documents upon reasonable request of the Company.
3.          Representations and Warranties of the Company.  The Company hereby represents and warrants to Purchaser that:
(a)          Organization, Good Standing and Qualification.  The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.
(b)          Authorization.  The execution of this Agreement and the issuance of the Note have been duly authorized by all necessary corporate action of the Company.  The Agreement and the Note, when executed and delivered by the Company, and subject to the completion of corporate actions to be taken in connection with the issuance of any “Optional Conversion Preferred Stock” in an “Optional Conversion” (as such terms are defined in the Note), shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
(c)          Authorization.  All corporate action has been taken, or will be taken prior to the Closing, that is necessary for the authorization, execution and delivery of this Agreement, the sale and issuance of the Note, and the performance by the Company of the obligations to be performed by the Company as of the date hereof.  This Agreement and the Note, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
(d)          Litigation.  There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (i) against the Company or (ii) against any consultant, officer, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

(e)          Compliance with Other Instruments.  The Company is not in violation or default (i) of any provisions of its Articles of Incorporation or Bylaws, (ii) of any judgment, order, writ or decree of any court or governmental entity, or, (iii) to its knowledge, of any provision of federal or state statute, rule or regulation materially applicable to the Company.  The execution, delivery and performance of this Agreement and the Note and the consummation of the transactions contemplated by hereby will not result in any such violation or default, or constitute, with or without the passage of time and giving of notice, either (A) a default under any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order or (B) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.
4.          Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to the Company that:
a)          Authorization.  Purchaser has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by Purchaser, will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.
(b)          Purchase Entirely for Own Account; Regulation S.  This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement, Purchaser hereby confirms, that the Securities to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.  Purchaser has not been formed for the specific purpose of acquiring any of the Securities.  In connection therewith, Purchaser confirms that Purchaser is neither a U.S. Person, as such term is defined in Rule 902(k) of Regulation S, nor located within the United States, and that the transaction will be between non-U.S. Persons, and take place outside of the United States. Purchaser further confirms that Purchaser is not acquiring the Securities for the account or benefit of any U.S. person. Purchaser understands that Regulation S in available only for offers and sales of securities outside of the United States, and will fully comply with Regulation S.
(c)          Knowledge.  Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Purchaser acknowledges and understands that the Company is a relatively new business and understands that any investment in the Company is highly speculative and subject to a high degree of risk which could result in the loss of Purchaser’s entire investment.

(d)          Restricted Securities.  Purchaser understands that the Securities have not been, and may not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein.  Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale.  Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.
(e)          Legends.  Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:
(i)          “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
(ii)          Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.
5.          Miscellaneous.
(a)          Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(b)          Governing Law; Venue.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the internal laws of the State of Nevada, without giving effect to its principles of conflicts of law.  Venue for any dispute arising out of this Agreement shall be exclusively in the state and federal courts located in Clark County, Nevada and each party hereby expressly consents to the personal jurisdiction of such courts and irrevocably waives any objection to such venue based on forum nonconveniens.

(c)          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
(d)          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(e)          Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.
(f)          Amendments and Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  Any amendment or waivers effected in accordance with this Section 5(f) shall be binding upon Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
(g)          Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
(h)          Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.
(i)          Legal Expenses.  All parties to this Agreement shall be responsible for their own legal expenses.
(j)          Exculpation.  Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.
[Signature pages follow]

The undersigned have executed this Agreement for effectiveness as of the date first set forth above.

LANDBOND HOME LIMITED By: /s/ Yong Zhang Name: Yong Zhang Title: CEO Address and Email: Unit B, 19/F., Hiller Commercial Building, 89-91 Wing Lok Street, Sheung Wan, Hong Kong stlacausa@foxmail.com

FUSE ENTERPRISES INC.

By:       /s/ Yong Zhang

Name:  Yong Zhang

Title:   CEO

Address and Email:

444 E. Huntington Dr. #105
Arcadia, CA 91006

stlacausa@foxmail.com

EXHIBIT A
FORM OF NOTE
[See Attached]

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN APPLICABLE EXEMPTION FROM REGISTRATION AND AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
FUSE ENTERPRISES INC.
CONVERTIBLE PROMISSORY NOTE

$6,869,817.60 Original Issue Date: December 19, 2017

For value received, FUSE ENTERPRISES INC., a Nevada corporation (the “Company”), promises to pay to LANDBOND HOME LIMITED, a company organized under the laws of Samoa (the “Holder”), the principal sum of Six Million Eight Hundred Sixty Nine Thousand Eight Hundred Seventeen and Sixty Cent Dollars ($6,869,817.60) (the “Principal Amount”).  Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to six percent (6.0%) per annum.  This Note is issued pursuant to that certain Convertible Promissory Note Purchase Agreement, dated as of Original Issue Date hereof, by and between the Company and Holder (the “Purchase Agreement”).  This Note is subject to the following terms and conditions.
1.          Maturity; Interest Payments.
(a)          Unless converted as provided in Section 2, this Note will mature and become due and payable on the date that is twenty-four (24) months from the Original Issue Date hereof (the “Maturity Date”).  The Holder shall have the right, but not the obligation, to convert all or any part of the aggregate outstanding Principal Amount of this Note, together with interest, if any, into shares of Common Stock, at any time prior to the later of the Maturity Date or the date on which this Note is paid in full. The number of shares of Common Stock to be issued upon any such conversion shall be the quotient obtained by dividing (x) the Principal Amount and any unpaid interest accrued thereon by (y) a conversion price of one dollar fifty cents ($1.50) per share of Common Stock of the Company.
(b)          Subject to Section 2 below, interest shall accrue on this Note from the Original Issue Date hereof, and such accrued interest (the “Interest”) shall be due and payable to the Holder at the end of each March, June, September and December following the Original Issue Date.  All accrued Interest may be paid to the Holder, at the Holder’s election, in immediately available funds or in the Company’s Common Stock or any combination thereof. (each, and “Conversion Interest Payment”).  The number of shares of Common Stock to be issued upon any such Conversion Interest Payment shall be the quotient obtained by dividing (x) the unpaid interest accrued on the Principal Amount by (y) a conversion price of one dollar fifty cents ($1.50) per share of Common Stock. (the “Conversion Price”)
(c)          Notwithstanding the foregoing, the entire unpaid Principal Amount, together with accrued and unpaid interest thereon, shall become immediately due and payable upon (i) the insolvency of the Company, the commission of any act of bankruptcy by the Company, or the execution by the Company of a general assignment for the benefit of creditors; (ii) the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more; (iii) the appointment of a receiver or trustee to take possession of the property or assets of the Company or (iv) the occurrence of an Event of Default.  An “Event of Default” shall exist upon a material breach or default by the Company of its obligations under this Note or the Purchase Agreement and the Company has failed to cure such breach or default within thirty (30) days following notice by the Holder of the occurrence of such breach or default.
2.          Conversion.
(a)          Optional Conversion.
(i)          At any time prior to the later of the Maturity Date or the date on which this Note is paid in full, at the option of the Holder, by written notice to the Company (the “Optional Conversion Notice”), all or any part of Principal Amount and accrued and unpaid interest thereon (the “Optional Conversion Amount”) may be converted into shares of the Company’s Common Stock.  The number of shares of Common Stock to be issued upon such conversion shall be the quotient obtained by dividing (x) the Optional Conversion Amount by (y) a conversion price of one dollar fifty cents ($1.50) per share of Common Stock (the “Conversion Stock”). A form of Notice of conversion to be employed by the Holder is annexed hereto as Exhibit A.
(ii)          The Company shall take all actions, and shall execute, deliver and file all documents, agreements and instruments as are necessary to cause the issuance and delivery of the Conversion Stock to the Holder as promptly as reasonably practicable following delivery of the Optional Conversion Notice.
(iii)          Upon any conversion of this Note, the Holder hereby agrees to execute and deliver to the Company all customary documents reasonably requested by the Company.
    (b)           Mechanics and Effect of Conversion.  No fractional shares of the Company’s capital stock will be issued upon conversion under this Note.  In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share.  Upon conversion of this Note pursuant to the Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company.  At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder a certificate or certificates or electronically through the DWAC or other established clearing corporation performing similar functions for the number of shares which the Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein.  Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.
(c)          Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.
3.          Payment; Prepayment.  All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.  The Notes may not be prepaid without the prior written consent of the Holder.
4.          Transfer; Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  The Holder may assign, pledge, or otherwise transfer this Note without the prior written consent of the Company.  Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.  Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee as Holder.  Interest and principal are payable only to the registered holder of this Note.
5.          Governing Law; Venue.  This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the internal laws of the State of Nevada, without giving effect to principles of conflicts of law.  Venue for any dispute arising out of this Agreement shall be exclusively in the state and federal courts located in Clark County, Nevada, and each party hereby expressly consents to the personal jurisdiction of such courts and irrevocably waives any objection to such venue based on forum nonconveniens.
6.          Notices.  Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as included in the Purchase Agreement or as subsequently modified by written notice.
7.          Stockholders, Officers and Directors Not Liable.  In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

8.          Loss of Note.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.
9.          Waiver of Jury Trial.  PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS
[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Convertible Promissory Note as of the Original Issue Date set forth above.

COMPANY:

FUSE ENTERPRISES INC.

By:

Name: Yong Zhang

Title: CEO

AGREED TO AND ACCEPTED:

LANDBOND HOME LIMITED

By:

Name: Yong Zhang

Title: CEO

Exhibit A
NOTICE OF CONVERSION
The undersigned hereby elects to convert principal and/or interest under the Note due ____________ of Fuse Enterprises Inc, a Nevada corporation (the “Company”), into shares of Common Stock according to the conditions hereof, as of the date written below.  No fee will be charged to the holder for any conversion.
Conversion calculation:

Date to Effect Conversion:

Number of shares of Common Stock to be issued:

HOLDER:              _______________________________________
(Print Name of Holder)

By:          ________________________________
Name:
Title: